Exhibit 10.29

Definitive Execution Version

Propper Options

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL SATISFACTORY TO THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

OPTION TO PURCHASE COMMON STOCK

OF

ARMADA WATER ASSETS, INC.

This certifies that, for value received, MAARTEN PROPPER ("Holder"), is entitled, subject to the terms set forth below, to purchase from ARMADA WATER ASSETS, INC. (the "Company"), a Nevada corporation, that number of shares of the Common Stock of the Company (the "Shares") as are set forth in Section 2 below, commencing as of January 1, 2014 (the "Option Issue Date"), with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or for other consideration permitted herein, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of the Shares are subject to adjustment as provided below.

1.            Term of Option. Subject to compliance with, among others, the vesting provisions identified at Section 2.3 hereafter, and the employment-related provisions identified at Section 2.4 hereafter, unless otherwise provided for in this Agreement, this Option shall be exercisable, in whole or in part, during the term (the "Term") commencing on the Option Issue Date and ending on the earlier of: (i) January 1, 2019; or (ii) such other date as is set forth within Section 2.4 hereafter.

2.             Exercise Price, Number of Shares and Vesting Provisions.

2.1           Exercise Price. The Exercise Price at which this Option may be exercised and pursuant to which Shares of the Company's Common Stock may be purchased shall be: (i) $1.00 per share relating to options to purchase 500,000 Shares (the “$1.00 Options”); and (ii) the lower of $3.00 per share or the “IPO Price” relating to options to purchase 500,000 Shares (the “IPO Options”). For the purposes hereof, the “IPO Price” means the price at which the newly issued shares of the Common Stock of the Company are first issued to the public by an underwriter in an “IPO”. For the further purposes hereof, the term “IPO” shall means an initial public offering through an underwriter in a transaction registered under the Securities Act of 1933. Other than with respect to the determination of the IPO Price, the Exercise Price at which the $1.00 Options or the IPO Options may be exercised shall be subject to adjustment pursuant to Section 11 hereof.

2.2           Number of Shares. The number of shares of the Company’s Common Stock, $.0001 par value per share ("Common Stock") which may be purchased pursuant to this Option shall be 1,000,000, as adjusted pursuant to Section 11 hereof.

2.3           Vesting. Subject to such other vesting provisions as may be covered by Section 2.4 hereafter, the Options granted hereunder shall vest as follows:

(a)           175,000 of the $1.00 Options, shall vest in equal one-third installments (of 58,333 $1.00 Options) on each of the first three anniversaries of the Option Issue Date, provided that the Holder remains continuously employed by the Company through such vesting dates; and 325,000 of the $1.00 Options shall vest if, when, and to the extent, the Company achieves those annual or aggregate EBITDA performance goals (the “Option Performance Goals”) as set forth below:

(b)           175,000 of the IPO Options shall vest in equal one-third installments (of 58,333 IPO Options) on each of the first three anniversaries of the Option Issue Date, provided that the Holder remains continuously employed by the Company through such vesting dates; and 325,000 of the IPO Options shall vest if, when, and to the extent, the Company achieves the Option Performance Goals as set forth below:

(c)           The Option Performance Goals shall be as follows:

(i)          $6.5 million of EBITDA achieved by the Company during 2014 will result in Holder earning and vesting in 58,333 of the $1.00 Options and 58,333 of the IPO Options;

(ii)         $10 million of EBITDA achieved by the Company in 2014 will result in Holder earning and vesting in an additional 50,000 of the $1.00 Options and 50,000 of the IPO Options;

(iii)        $12 million of EBITDA achieved by the Company in 2015 will result in Holder earning and vesting in an additional 58,333 of the $1.00 Options and 58,333 of the IPO Options;

(iv)        $13.5 million of EBITDA achieved by the Company in 2015 will result in Holder earning and vesting in an additional 50,000 of the $1.00 Options and 50,000 of the IPO Options.

(v)         In the alternative, if the Company does not achieve the targeted level of EBITDA during 2014 above, then Holder shall vest in options if the Company achieves aggregate levels of EBITDA for 2014 and 2015 on a combined basis (e.g., if EBITDA totals from 2014 and 2015 aggregate total from $18.5 million through $23.5 million, then the Holder would earn the first two tranches of options as set forth above, on a pro-rata basis).

(vi)        The EBITDA based Option Performance Goals to be achieved in 2016 for vesting of the final third of the $1.00 Options and IPO Options, shall be established by the Compensation Committee of the Board (or any other such committee with similar powers and authorities if the Company has no Compensation Committee), subject to Board review.

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(d)          Notwithstanding the foregoing, all Options that vest purely on the basis of the passage of time, irrespective of the Option Performance Goals (the “Time-Based Options”) shall vest immediately upon a Change of Control if the Change of Control: (i) occurs at a time when Holder is employed by the Company; and (ii) is effective during the first three years of Holder’s employment with the Company.

(e)          The number of Options subject to vesting above shall be subject to adjustment pursuant to Section 11 hereof.

(f)           For the purposes hereof, a “Change of Control” shall be defined as set forth within Holder’s Holder’s Amended and Restated Employment Agreement with the Company effective as of January 1, 2014, as such Agreement may hereafter be amended or restated (“Holder’s Employment Agreement”).

2.4          Vesting and Term Subject to Modification based on Employment-Related Terms.

(a)          Definitions. For the purposes of this Section, the terms “Disability,” “For Cause,” and “Good Reason” shall be defined as set forth within Holder’s Employment Agreement.

(b)          Termination by the Company For Cause or Termination by the Holder Without Good Reason. If the Holder’s Employment Agreement is terminated For Cause or the Holder resigns or terminates his employment for other than Good Reason, the Holder shall have 90 days following the date of such termination to exercise vested stock options; and all options and stock awards that are not vested as of the date of such termination, shall terminate as of the date such termination from employment is effective.

(c)          Termination upon Disability. If Holder’s Employment Agreement is terminated as a result of the Holder’s Disability, Holder shall fully vest at the time of such termination in and to that number of Time-Based Options as if Holder had remained employed by the Company for a period of one year following his Disability and the Holder shall have a term of the lesser of: (i) the remaining term under this Option; or (ii) five (5) years, in which to exercise any or all of them, notwithstanding any provision to the contrary contained herein.

(d)          Termination upon Death. If Holder’s Employment Agreement is terminated because of the Holder’s death, the Holder shall fully vest at the time of such termination in and to that number of Time-Based Options as if the Holder had remained employed by the Company for a period of one year following his death and the Holder shall have a term of the lesser of: (i) the remaining term under this Option; or (ii) five (5) years, in which to exercise any or all of them, notwithstanding any provision to the contrary contained herein.

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(e)          Termination by the Holder For Good Reason or Termination by the Company Without Cause. If Holder’s Employment Agreement is terminated by the Holder for Good Reason, or if Holder’s Employment Agreement is terminated by the Company other than For Cause, the Holder shall fully vest at the time of such termination in and to that number of Time-Based Options as if the Holder had remained employed by the Company for a period of two years following such termination, and the Holder shall have a term of the lesser of: (i) the remaining term under this Option; or (ii) five (5) years, in which to exercise any or all of them, notwithstanding any provision to the contrary contained herein.

(f)           Termination following a Change of Control. Notwithstanding the above, if a termination by the Holder for Good Reason or by the Company Without Cause occurs at any time following a Change of Control, the Executive shall fully vest at the time of such termination in and to all Time-Based Options and Performance-Based Options.

3.            Exercise of Option.

(a)          The Option exercise price of each share purchased pursuant to an Option shall be paid in full at the time of each exercise (the "Payment Date") of the Option (i) in cash; (ii) by delivering to the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Securities Act of 1933, as amended (the "Securities Act") to sell a sufficient portion of the Shares and deliver the sale proceeds directly to the Company to pay the exercise price; (iii) at the request of the Holder, and in the discretion of the Company’s Board of Directors, through the delivery to the Company of previously-owned shares of Common Stock having an aggregate "Fair Market Value" (as defined) equal to the Option exercise price of the Shares being purchased pursuant to the exercise of the Option; provided, however, that Shares of Common Stock delivered in payment of the Option price must have been held by the Holder for at least six (6) months in order to be utilized to pay the Option price; (iv) at the request of the Holder, and in the discretion of the Company’s Board of Directors, by an election to have the Company withhold Shares otherwise issuable to the Holder having a Fair Market Value equal to the Option exercise price of the Shares being purchased pursuant to the exercise of the Option; or (v) at the request of the Holder, and in the discretion of the Company’s Board of Directors, through any combination of the payment procedures set forth in subsections (i)-(iv) above.

(i)          the "Fair Market Value" of the Shares shall be (i) if the Company's Common Stock is listed on any stock exchange or quoted on an automated quotation system of a national securities association, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Company’s Board of Directors deems reliable; (ii) if the Common Stock is regularly traded on the OTC Bulletin Board, or a comparable automated quotation system, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or (iii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Company’s Board of Directors, with the Board’s determination and its analysis leading to the determination to be shared with the Holder in full. Fair Market value shall be determined in compliance with Section 409A of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

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(b)          The purchase rights represented by this Option are exercisable by the Holder in whole or in part, at any time, or from time to time, by the surrender of this Option and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company).

(c)          This Option shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise. In the event that this Option is exercised in part, the Company at its expense will execute and deliver a new Option of like tenor exercisable for the number of Shares for which this Option may then be exercised.

4.             No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Option. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a payment to Holder by Company check equal to the Exercise Price multiplied by such fraction.

5.             Replacement of Option. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Option and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Option, the Company at its expense shall execute and deliver, in lieu of this Option, a new Option of like tenor and amount.

6.             Rights of Stockholder. Except as otherwise contemplated herein, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Option shall have been exercised as provided herein.

7.             Transfer of Option.

7.1           Non-Transferability. No Option shall be assignable or transferable other than by the laws of descent and distribution. During the lifetime of the Holder, an Option shall be exercisable only by the Holder or, in the event of the Holder's incapacity, by the Holder's legal guardian or legal representative.

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7.2           Exchange of Option Upon a Transfer. On surrender of this Option for exchange, properly endorsed, the Company at its expense shall issue to or on the order of the Holder a new Option or Options of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, of the number of shares issuable upon exercise hereof.

7.3           Representations of the Holder.

(a)          The Holder of this Option, by acceptance hereof, acknowledges that this Option and the Shares to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment (unless such Shares are subject to resale pursuant to an effective prospectus), and that the Holder will not offer, sell or otherwise dispose of this Option or any Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws. Upon exercise of this Option, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment (unless such shares are subject to resale pursuant to an effective prospectus), and not with a view toward distribution or resale.

(b)          Neither this Option nor any share of Common Stock issued upon exercise of this Option may be offered for sale or sold, or otherwise transferred or sold in any transaction which would constitute a sale thereof within the meaning of the Securities Act, unless (i) such security has been registered for sale under the Securities Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities, or (ii) exemptions from the registration requirements of the Securities Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel satisfactory to the Company that the proposed sale or other disposition of such securities may be effected without registration under the Securities Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and such opinion to be satisfactory to the Company.

(c)          All Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws).

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL SATISFACTORY TO THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

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(d)           Holder has such knowledge and experience in business and financial matters such that it is capable of evaluating the merits and risks of an investment in the Shares upon exercise of the Options.

(e)           Holder hereby acknowledges that it has been advised that the offer and sale of the Shares covered by this Agreement has not been registered with, or reviewed by, the Securities and Exchange Commission ("SEC") because this offering is intended to be a non-public offering pursuant to Section 4(2) of the Act and Regulation D promulgated thereunder. Holder represents that the Options are being purchased for its own account and not on behalf of any other person, for investment purposes only and not with a view towards distribution or resale to others.

(f)           Holder understands that no securities administrator of any state has made any finding or determination relating to the fairness of this investment and that no securities administrator of any state has recommended or endorsed, or will recommend or endorse, the offering of the Options or the Shares.

(g)           Holder acknowledges that no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by it and that no public solicitation or advertisement with respect to the offering of the Options or the Shares has been made to Holder;

(h)           Holder’s overall commitment to investments which are not readily marketable is not disproportionate to its net worth. Holder’s investment in the Company upon an exercise of the Options, if at all, will not cause such overall commitment to become excessive. Holder can afford to bear the loss of its entire investment in the Company. Holder has adequate means of providing for its current needs and personal contingencies and Holder has no need for liquidity in its investment in the Company.

(i)           Holder has relied solely upon the advice of its own tax and legal advisors with respect to the tax and other legal aspects of this investment.

(j)           Holder has had access to all material and relevant information concerning the Company, its management, financial condition, capitalization, market information, properties and prospects necessary to enable Holder to make an informed investment decision with respect to Holder’s investment in the Options, and upon exercise thereof, the Shares.

(k)           Holder is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended.

8.             Reservation and Issuance of Stock; Payment of Taxes.

(a)          The Company covenants that during the term that this Option is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Shares upon the exercise of this Option, and from time to time will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of Shares of Common Stock issuable upon the exercise of the Option.

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(b)          The Company further covenants that all Shares of Common Stock issuable upon the due exercise of this Option will be free and clear from all taxes or liens, charges and security interests created by the Company with respect to the issuance thereof, however, the Company shall not be obligated or liable for the payment of any taxes, liens or charges of Holder, or any other party contemplated by Section 7, incurred in connection with the issuance of this Option or the Common Stock upon the due exercise of this Option. The Company agrees that its issuance of this Option shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Shares of Common Stock upon the exercise of this Option. The Common Stock issuable upon the due exercise of this Option, will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable.

(c)          Whenever Options are to be issued or exercised under this Agreement, under circumstances in which the Company’s Board of Directors believes that any federal, state or local tax withholding may be imposed, the Company shall have the right to require the Holder to promptly remit to the Company an amount sufficient to satisfy the minimum federal, state and local tax withholding requirements prior to the delivery of any Options or certificate for Shares or any proceeds. If a Holder makes a disposition of Shares acquired upon the exercise of an Incentive Stock Option within either two years after the Option was granted or one year after its exercise by the Holder, the Holder shall promptly notify the Company and the Company shall have the right to require the Holder to pay to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements.

(d)          A Holder who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount (i) in cash; (ii) in the discretion of the Company’s Board of Directors, through the delivery to the Company of previously-owned Shares of Common Stock having an aggregate Fair Market Value on the date payment is requested by the Company’s Board of Directors equal to the tax obligation provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the Holder for at least six (6) months; (iii) in the discretion of the Company’s Board of Directors, through an election to have the Company withhold shares of Stock otherwise issuable to the Holder having a Fair Market Value on such date equal to the amount of tax required to be withheld, or (iv) in the discretion of the Company’s Board of Directors, through a combination of the procedures set forth in subsections (i), (ii) and (iii) of this Section 8(d).

(e)          An election by a Holder to have shares of Stock withheld to satisfy federal, state and local tax withholding requirements pursuant to Section 8(d) must be in writing and delivered to the Company prior to the date when such payment is due.

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9.             Notices.

(a)          All notices, advices and communications under this Option shall be deemed to have been given, (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing, addressed as follows:

If to the Company:

Armada Water Assets, Inc.

2425 Fountain View Dr., Suite 300

Houston, TX, 77057

Attention: Maarten Propper

Chief Executive Officer

and to the Holder:

Maarten Propper

5327 Briarwick Meadow Lane

Sugar Land, Texas 77479

Either of the Company or the Holder may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Section 9.

10.           Amendments.

(a)          Any term of this Option may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 10 shall be binding upon the Holder, each future Holder and the Company.

(b)          No waivers of, or exceptions to, any term, condition or provision of this Option, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11.           Adjustments. The number of Shares of Common Stock purchasable hereunder and the Exercise Price is subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)          If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Company’s Board of Directors shall make an appropriate or proportionate adjustment in (i) the number of Stock Options subject to this Option Agreement, and (ii) the exercise price for each Share subject to any then outstanding Stock Options under this Agreement, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares) as to which such Stock Options remain exercisable. The adjustment by the Company’s Board of Directors shall be final, binding and conclusive.

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(b)          In the event that, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors shall authorize the issuance or assumption of a stock Option or stock Options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Company’s Board of Directors may grant an Option or Options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old Option, or substitution of a new Option for the old Option, in conformity with the provisions of Code Section 424(a) and the rules and regulations thereunder, as they may be amended from time to time.

(c)          No adjustment or substitution provided for in this Section 11 shall require the Company to issue or to sell a fractional share under any Option Agreement or share award agreement and the total adjustment or substitution with respect to each stock Option and share award agreement shall be limited accordingly.

(d)          In the case of (i) the dissolution or liquidation of the Company, (ii) a merger, reorganization or consolidation in which the Company is acquired by another person or entity (other than a holding company formed by the Company), (iii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity, or (iv) the sale of all of the stock of the Company to a unrelated person or entity (in each case, a "Fundamental Transaction"), this Option may be terminated by the Company’s Board of Directors, unless provision is made in connection with the Fundamental Transaction for the assumption of this Option, or the substitution of such New Options of the successor entity, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise price as provided in Subsections (a) and (b) of this Section 11. In the event of such termination and in the event the Company’s Board of Directors does not provide for the Cash Payment described in Subsection (e) of this Section, the Holder shall be notified of such proposed termination and permitted to exercise for a period of at least thirty (30) days prior to the date of such termination all Options held by such Holder which are then exercisable.

(e)          In the event that the Company shall be merged or consolidated with another corporation or entity, other than a corporation or entity which is an "affiliate" of the Company under the terms of which holders of Stock of the Company will receive upon consummation thereof a cash payment for each share of Stock of the Company surrendered pursuant to such Business Combination (the "Cash Purchase Price"), the Company’s Board of Directors may provide that this Option shall terminate upon consummation of such transaction and the Holder shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (i) the Cash Purchase Price multiplied by the number of shares of Stock of the Company subject to this Option held by such Holder exceeds (ii) the aggregate exercise price of such Options.

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(f)          Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Option.

(g)          For the purposes of clarity hereunder, the effective date of this Option is as of January 1, 2104 in accordance and consistent with the terms of the Employment Agreement granting such options. Therefore, the number and exercise price of the Options granted is specifically subject to adjustment based upon the 3 for 1 reverse split undertaken by the Company on or about February 6, 2014.

12.           Severability. Whenever possible, each provision of this Option shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Option is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Option in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Option shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

13.           Governing Law. The corporate law of the State of Nevada shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, interpretation and enforceability of this Option and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

14.           Jurisdiction. The Holder and the Company agree to submit to personal jurisdiction and to waive any objection as to venue in the federal or state courts in Colorado. Service of process on the Company or the Holder in any action arising out of or relating to this Option shall be effective if mailed to such party at the address listed in Section 9 hereof.

15.           Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by the Company of this Agreement: (i) are within the Company’s corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of the Company’s certificate of incorporation or by-laws; (iv) will not violate in any material respect, any law or regulation, including any and all Federal and state securities laws, or any order or decree of any court or governmental instrumentality; and (v) will not, in any material respect, conflict with or result in the breach or termination of, or constitute a default under any agreement or other material instrument to which the Company is a party or by which the Company is bound.

16.           Successors and Assigns. This Option shall inure to the benefit of and be binding on the respective successors, assigns and legal representatives of the Holder and the Company.

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17.           Entire Agreement; Supersedes Any Prior Arrangements. This Agreement, together with all schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes any and all prior or contemporaneous arrangements between the Company and the Holder regarding the subject matter hereof, including but not limited to, Section 2.2 of Holder’s Amended and Restated Employment Agreement with the Company effective as of January 1, 2014.

18.           Counsel Review. Holder acknowledges that he has read and understands the contents of this Agreement. Holder acknowledges that he has been specifically advised by the Company: (i) that this Agreement has been prepared by Fox Rothschild LLP specifically on behalf of the Company; and (ii) to consult with an attorney before signing it. Holder further acknowledges that this Agreement was reached after negotiation in which Holder was advised to be, and afforded the opportunity to be, represented by counsel. Holder acknowledges that he has executed this Agreement voluntarily and of his own free will, without coercion and with full knowledge of what it means to do so.

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IN WITNESS WHEREOF, the Company has caused this Option to be executed by its officers thereunto duly authorized.

Dated: As of January 1, 2014

ARMADA WATER ASSETS, INC.

By:	/s/ Sami Ahmad,
Authorized Executive Officer

HOLDER/ MAARTEN PROPPER

By:	Maarten Propper
Please Print Name

/s/ Maarten Propper
Signature

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NOTICE OF EXERCISE

TO:	Armada Water Assets, Inc.
Attn. Maarten Propper
2425 Fountain View Dr., Suite 300
Houston, TX, 77057

(1)          The undersigned hereby elects to purchase _______ shares of Common Stock of ARMADA WATER ASSETS, INC. pursuant to the terms of the attached Option, and tenders herewith payment of the purchase price for such shares in full.

(2)          In exercising this Option, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment (unless such shares are subject to resale pursuant to an effective prospectus), and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

(3)          Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Name)

(Date)	(Signature)

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